EXHIBIT 10.26


                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (this "Agreement"), dated August 6, 1998, by and between LogiMetrics, Inc. (the "Company") and Kenneth C. Thompson (the "Executive"), residing at 10114 Waterbrook Lane, Charlotte, North Carolina 28277.

                              W I T N E S S E T H:

          WHEREAS, the Company wishes to continue to employ the Executive as the Chief Executive Officer of the Company and the Executive desires to continue such employment, all as more fully set forth herein; and

          WHEREAS, the Executive and the Company are currently parties to a consulting agreement, dated March 4, 1998 (the "Consulting Agreement"), pursuant to which the Executive provides the Company with Consulting Services (as defined in the Consulting Agreement);

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          Section 1. Term of Employment; Position and Duties.

          (a) Effective as of August 6, 1998 (the "Commencement Date"), the Executive shall continue to serve as the Chief Executive Officer of the Company and shall have such powers and duties as are commensurate with such position and as may be conferred upon him from time to time by the Board of Directors of the Company (the "Board"). Except as specifically set forth in this Section 1(a), the terms of the Executive's employment shall, for the period commencing on the Effective Date and continuing until the date upon which a Qualifying Offering (as defined in Section 1(e)(i) below) is consummated (the "Initial Period"), be governed by the Consulting Agreement. For all services rendered by the Executive in any capacity required hereunder during the Initial Period, including, without limitation, services as an executive officer, director, or member of any committee of the Company or any subsidiary, affiliate or division thereof, the Executive shall be compensated at a rate of $12,000 per month. Notwithstanding anything set forth in this Agreement to the contrary, if the Company does not consummate a Qualifying Offering on or before January 31, 1999, then the Executive shall no longer be required to provide services hereunder and this Agreement shall terminate; provided, however, that the Executive and the Company may agree in writing to extend the Initial Period for additional monthly terms, which shall be terminable by either party on not less than 30 days prior written notice. Except as otherwise set forth herein, all terms and conditions of the Consulting Agreement shall remain in full force and effect.

          (b) Effective as of the date upon which a Qualifying Offering is consummated and continuing (subject to earlier termination pursuant to Section
4) until the third anniversary of the Commencement Date (the "Employment Period"), and except for illness or incapacity and reasonable vacation periods consistent with Section 2 below, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates; provided, however, that the

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Executive may engage in charitable,  educational,  religious,  civic and similar types of  activities  (all of which  shall be deemed to  benefit  the  Company),
speaking   engagements,   membership   on  the  board  of   directors  of  other
organizations (to the extent approved in advance by the Board), and similar activities to the extent that such activities do not inhibit or prohibit the performance of his duties hereunder or inhibit or conflict with the business of the Company, its subsidiaries and affiliates.

          (c) During the Term (as defined in Section 1(e)(ii) below), the Executive shall be permitted to provide the services required hereunder from his office in North Carolina; provided, however, that at the request of the Board, the Executive shall travel to the Company's headquarters (or such other location specified by the Board) to attend meetings of the Board (or committees thereof), shareholders' meetings or other meetings or events on behalf of the Company.

          (d) The Executive hereby represents and warrants that (i) he has the legal capacity to execute and perform this Agreement, (ii) this Agreement is a valid and binding obligation of the Executive enforceable against him in accordance with its terms, (iii) the Executive's service hereunder will not conflict with, or result in a breach of, any agreement, understanding, order, judgment or other obligation to which the Executive is presently a party or by which he may be bound, and (iv) the Executive is not subject to, or bound by, any covenant against competition, confidentiality obligation or any other agreement, order, judgment or other obligation which would conflict with, restrict or limit the performance of the services to be provided by him hereunder. The Executive knows of no reason why he would not be insurable at regular rates.

          (e) For purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Qualifying Offering" means a private or public sale of the securities of the Company which results in net proceeds to the Company of at least $10,000,000 (prior to the payment of costs and expenses incurred in connection therewith).

               (ii) "Term" means the Initial Period and the Employment Period, collectively.

          Section 2. Compensation. For all services rendered by the Executive in any capacity required hereunder during the Employment Period, including, without limitation, services as an executive officer, director, or member of any committee of the Company or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

          (a) The Company shall pay the Executive a fixed salary at the rate of $250,000 per annum or such higher annual amount as is being paid from time to time pursuant to the terms hereof ("Base Salary"). The Base Salary shall be subject to such periodic review and such periodic increases as the Board shall deem appropriate in accordance with the Company's customary procedures and

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practices. Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than bi-weekly.

          (b) Within ten days of the date of the commencement of the Employment Period, the Company shall pay to the Executive a one-time cash bonus equal to the sum of (i) $50,000 and (ii) the product obtained by multiplying (x) $8,333.33 by (y) the number of whole months in the Initial Period (the "Bonus").

          (c) Effective as of the date of the commencement of the Employment Period, the Company shall grant to the Executive a non-qualified option (the "Option") to purchase 3,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company at an exercise price of $0.60 per share. The Option shall be immediately exercisable upon grant. The number of shares covered by the Option and the per share exercise price shall be subject to adjustment for any increase, decrease or exchange of the number or kind of outstanding shares of the Common Stock, including without limitation as the result of the Company's proposed one-for-ten reverse stock split. As a condition to grant of the Option, the Executive shall be required to execute a stock option agreement prepared by the Company regarding the terms and conditions governing such Option (the "Option Agreement").

          (d) During the Employment Period, the Company shall maintain a term insurance policy (the "Term Policy") insuring the life of the Executive in an amount of not less than $1,000,000 at no cost to the Executive (except any associated tax liability) with the beneficiary to be designated by the Executive. In the event that the Executive's employment is terminated pursuant to the terms hereof, the Company shall assign the Term Policy to the Executive for no additional consideration and the Executive shall have the right to assume the Company's obligations thereunder. Upon such assignment, the Company shall have no further obligation with respect to the Term Policy.

          (e) The Executive shall be entitled to four weeks of vacation in each calendar year during the Employment Period (which shall be appropriately pro rated for any partial year during the Employment Period); provided, however, that the Executive shall not be entitled to carryover vacation from one year to any other year or to any payment in respect of any unused or accrued vacation.

          (f) During the Employment Period, the Company shall reimburse the Executive for the Executive's actual out-of-pocket expenses of leasing a car of the Executive's choice and all related maintenance, repairs, insurance and other expenses, subject to a monthly cap of $700.

          (g) During the Employment Period, the Company shall furnish the Executive, without cost to him except any associated tax liability, with perquisites consistent with those afforded other senior executives holding positions with the Company comparable to the position held by Executive.

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          (h) During the Employment  Period,  the Executive shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any plan or program now or hereafter established and maintained by the Company, to the fullest extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program; provided, that, such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

          Section 3. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable travel or other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, including, without limitation, the maintenance of an office in the Charlotte, North Carolina area, subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for federal income taxation purposes to which the Company may be entitled.

          Section 4. Termination of Employment; Effects Thereof.

          (a) The Company shall have the right, upon delivery of written notice to the Executive, to terminate the Executive's employment hereunder prior to the expiration of the Employment Period (or any subsequent term of full-time employment) (i) pursuant to a Termination for Cause, (ii) upon the Executive's becoming Permanent Disabled, or (iii) pursuant to a Without Cause Termination; provided, however, that, without the Executive's written consent, no Without Cause Termination shall be effective until 30 days after receipt by the Executive of written notice of termination from the Company. The Executive shall have the right, upon delivery of written notice to the Company, to terminate the Executive's employment hereunder prior to the expiration of the Employment Period (or any subsequent term of full-time employment) (i) pursuant to a termination for Good Reason, (ii) following the occurrence of Change in Control Event upon compliance with the procedures set forth in Section 4(f), or (iii) in the Executive's sole discretion; provided, however, that, without the Company's written consent, no termination of the Executive's employment pursuant to this sentence shall be effective without the Company's consent until 90 days after receipt by the Company of written notice of termination from the Executive. The Executive's employment during the Employment Period (or any subsequent term) shall terminate automatically without action by any party hereto upon the Executive's death.

          (b) In the event that the Company terminates the Executive's employment during the Employment Period (or any subsequent term of full-time employment) pursuant to a Without Cause Termination, or the Executive terminates his employment for Good Reason, the Company shall, as liquidated damages or severance pay, or both, continue, subject to the provisions of Section 5 below, to pay the Executive's Base Salary as in effect at the time of such termination for the greater of (i) the remainder of the then-current employment term, or
(ii) a period of twelve months from the effective date of such termination.

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          (c)  In  the  event  that  the  Company   terminates  the  Executive's
employment during the Employment Period (or any subsequent term of full-time employment) pursuant to a Permanent Disability, the Company shall continue to pay to the Executive his then-current Base Salary for a period of twelve months from the date of termination less any amounts payable to the Executive pursuant to any long term disability plan of the Company then in place. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law.

          (d) In the event that the Company terminates the Executive's employment hereunder during the Employment Period (or any subsequent term of full-time employment) due to a Termination for Cause or the Executive terminates his employment with the Company other than for Good Reason (including, without limitation, pursuant to any retirement plan or policy then maintained by the Company), the Company shall pay the Executive any earned but unpaid Base Salary as of the date of termination of employment. No other payments shall be made, or benefits provided, by the Company whether under this Agreement or otherwise except to the extent required by law.

          (e) In the event that the Executive's employment hereunder is terminated during the Employment Period (or any subsequent term of full-time employment) due to the Executive's death, the Company shall pay the Executive's executor or other legal representative (the "Representative") any earned but unpaid Base Salary as of the date of termination of employment. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law.

          (f) If a Change in Control Event occurs during the Employment Period (or any subsequent term of full-time employment), the Executive shall have the right, in his sole discretion, to elect to terminate his employment by providing written notice of his election to the Company within 180 days after the occurrence of such Change in Control Event. Any termination of employment by the Executive pursuant to this Section 4(f) shall be deemed to be a termination for Good Reason and shall have the effects set forth in Section 4(b) hereof.

          (g) For purposes of this Agreement, the following terms have the following meanings:

               (i) The term "Termination for Cause" means, to the maximum extent permitted by applicable law, a termination of the Executive's employment by the Company because the Executive has (a) materially breached or materially failed to perform his duties under applicable law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) committed an act of dishonesty in the performance of his duties hereunder or engaged in conduct materially detrimental to the business of the Company, (c) been convicted of a felony involving moral turpitude, (d) materially breached or materially failed to perform his obligations and duties hereunder, which breach or failure the Executive shall fail to remedy within 30 days after written demand from the Company, or (e) violated in any material respect the representations made in Section 1(d) above or the provisions of Section 5 below.

               (ii) The term "Good Reason" means a termination of the Executive's employment by the Executive due to a failure of the Company or its successors without the prior consent of the Executive to fulfill its obligations under this Agreement in any material respect, including (a) any failure to elect or re-elect or to appoint or reappoint the Executive to the office of Chief Executive Officer (or any equivalent title with substantially similar duties), (b) in the event that the Company requires the Executive to relocate to an area more than 50 miles in any direction from the outer city limits of Charlotte, North Carolina or (c) any other material change by the Company in the functions, duties or responsibilities of the Executive's position with the Company which would materially reduce the ranking or level, dignity, responsibility, importance or scope of such position.

               (iii) The term "Without Cause Termination" means a termination during the Employment Period (or any subsequent term) of the
          Executive's employment by the Company other than due to (i) a Termination for Cause, (ii) Permanent Disability, (iii) the Executive's death, or (iv) the expiration of this Agreement.

               (iv) The term "Permanent Disability" means permanently disabled so as to qualify for full benefits under any long-term disability policy then maintained by the Company; provided, however, that if no such disability policy is in effect on the date of determination, "Permanent Disability" shall mean the inability of the Executive to perform his duties hereunder on a full-time basis for a period of six full calendar months during any twelve consecutive calendar months due to illness or injury of a physical or mental nature, supported by the completion by the Executive's attending physician (or a physician selected by the Company and reasonably satisfactory to the Executive or his legal representative if the Executive's physician is unable or unwilling to provide the necessary certification) of a medical certification form outlining the disability and treatment.

               (v) The term "Change in Control Event" means any of the following events:

                    (A) any person, firm or corporation (other than Charles S. Brand, members of his immediate family, or any trust or other entity established for the benefit of Mr. Brand and/or members of his immediate family) acquires directly or indirectly the beneficial ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and, immediately after such acquisition, the acquirer has beneficial ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company;

                    (B) The individuals who (i) as of the date of this Agreement constitute the Board of Directors (the "Original Directors"), (ii) thereafter are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors"), or
          (iii) are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board of Directors;

                    (C) The Company shall consummate a merger, consolidation, re-capitalization, or reorganization of the Company, other than any such transaction which results in holders of outstanding voting securities of the Company immediately prior to the transaction having beneficial ownership of at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

                    (D) The Company shall consummate a plan of complete liquidation of the Company or an agreement for the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets to any person, or group of related persons, in one or a series of related transactions.

          (h) Any payments to be made or benefits to be provided by the Company pursuant to Section 4(b) or (f) hereof are subject to the receipt by the Company of an effective general release and agreement not to sue in a form reasonably satisfactory to the Company (the "Release") pursuant to which the Executive agrees (i) to release all claims against the Company and certain related parties (excluding claims for any severance benefits payable hereunder), (ii) not to maintain any action, suit, claim or proceeding against the Company and certain related parties, and (iii) to be bound by certain confidentiality and mutual non-disparagement covenants specified therein. Notwithstanding the due date of any post-employment payment, the Company shall not be obligated to make any payments under Section 4(b) or (f) until after the expiration of any revocation period applicable to the Release.

          Section 5. Other Duties of Executive During and After the Employment Period.

          (a) The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the

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Executive's  duties under this Agreement.  In consideration of the payments made to him pursuant hereunder, the Executive shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Executive agrees, on demand of the Company, to deliver the same to the Company.

          (b) The Executive recognizes and acknowledges that the Company shall own all Work Product created by the Executive during the Term. As used herein, "Work Product" includes, but is not limited to, all intellectual property rights, U.S. and international copyrights, patentable inventions, creations, discoveries and improvements, works of authorship and ideas, whether or not patentable or copyrightable and regardless of their form or state of development. All Work Product shall be considered work made for hire by the Executive and shall be owned by the Company.

          If any of the Work Product may not, by operation of law, be considered a work made for hire by the Executive for the Company, or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, the Executive shall assign, and upon creation thereof shall be deemed to have automatically assigned, without further consideration, the ownership of all such Work Product to the Company and its successors and assigns. The Company, its successors and assigns shall have the right to obtain and hold in its or their own name copyrights, patents, registrations and other protections available to the Work Product. The Executive shall assist the Company in obtaining and maintaining patent, copyright, trademark and other appropriate protection for all Work Product in all countries, at the Company's expense. The Executive hereby irrevocably relinquishes for the benefit of the Company, its successors and assigns any moral rights in the Work Product recognized under applicable law.

          The Executive shall disclose all Work Product promptly to the Company and shall not disclose the Work Product to anyone other than authorized Company personnel without the Company's prior written consent. The Executive shall not disclose to the Company or induce the Company to use any secret or confidential information or material belonging to others.

          The provisions of this Section 5(b) cover Work Product of any kind that is conceived or made by the Executive that (i) relates to the business of the Company, its subsidiaries and affiliates, (ii) results from tasks assigned

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to the Executive by the Company,  its subsidiaries and affiliates,  or (iii) are conceived or made with the use of facilities or materials provided by the Company, its subsidiaries and affiliates.

          (c) In consideration of the payments made to him hereunder, during the one-year period commencing on the effective date of termination of his employment during the Employment Period (or any subsequent term of full-time employment) for any reason, the Executive shall not, without express prior written approval of the Board, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, limited liability company, business trust, partnership, sole proprietorship or other entity engaged in competition with the Company or any of its affiliates (a "Competitor"), other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive. The Executive also shall not, during such one-year period, solicit for the account of any Competitor, any customer or client of the Company or its affiliates, or any entity or individual that was such a customer or client during the twelve-month period immediately preceding the termination of the Executive's employment. The Executive also shall not, during such one-year period, act on behalf of any Competitor to interfere with the relationship between the Company or its subsidiaries and affiliates and their respective employees.

          For purposes of the preceding paragraph, (i) the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than two percent of any class of equity interest in a publicly held business, firm or entity and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, a company engaged in the design, manufacture, assembly, sale, maintenance or servicing of high-power amplifiers, satellite communications equipment or transmitting and receiving equipment (or related components) used in connection with the provision of local multi-point distribution services anywhere in the world.

          (d) The Executive acknowledges that the restrictions contained in this
Section 5 are reasonable and necessary to protect the legitimate interests of the Company and that any breach by the Executive of any provision contained in this Section 5 will result in irreparable injury to the Company. The Executive further acknowledges that, in addition to all remedies available at law, the Company shall be entitled to equitable relief, including temporary, preliminary and permanent injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from any such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. The Company shall not be required to post any bond or other security in connection with any proceeding to enforce the provisions of this Section 5.

          (e) The Company's obligation to make payments, or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation by the Executive of the provisions of this Section 5. The provisions of this Section 5 shall survive any termination of the Executive's employment with the Company; provided however that in the event that the Company fails to consummate a Qualifying Offering prior to January 31, 1999, the provisions of this Section 5 shall not be applicable and shall become null and void.

          Section 6. Withholdings. The Company may directly or indirectly withhold from any payments made under this Agreement all federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by or on behalf of the Company.

          Section 7. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, or engaging in any other business combination with, any other person or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or other business combination and assumption, the term "Company" as used herein shall mean such other person or entity and this Agreement shall continue in full force and effect.

          Section 8. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail (i) if to the Executive, at the address set forth above, or (ii) if to the Company, as follows:

                                            LogiMetrics, Inc.
                                            50 Orville Drive
                                            Bohemia, New York  11716
                                            Attention:  Norman M. Phipps

or to such other address as either party shall have previously specified in writing to the other.

          Section  9. No  Attachment.  Except as  required  by law,  no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 9 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

          Section 10. Expenses. Except as set forth herein, each party hereto shall pay its own expenses incident to the preparation, negotiation, administration and enforcement of this Agreement and the transactions contemplated herein.

          Section 11. Source of Payment. All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

          Section 12. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by him without the prior written consent of the Company. Any attempted assignment in violation of this Section 12 shall be null and void.

          Section 13. Dispute Resolution. At the option of either the Company or the Executive, any dispute, controversy or question arising under, out of or relating to the Consulting Agreement, this Agreement or the respective breach thereof, other than pursuant to Section 5 hereof, shall be referred for decision by arbitration in the State of New York by a neutral arbitrator mutually selected by the parties hereto. Any arbitration proceeding shall be governed by the Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is in existence). If the parties are unable to agree upon such a neutral arbitrator within 30 days after either party has given the other written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the American Arbitration Association for an appointment of a neutral arbitrator, or if such Association is not then in existence or does not act in the matter within 30 days of any such application, either party may apply to the Presiding Judge of the Superior Court of any county in New York for an appointment of a neutral arbitrator to hear the parties and settle the dispute, controversy or question, and such Judge is hereby authorized to make such appointment. In the event that either party exercises the right to submit a dispute, controversy or question arising hereunder to arbitration, the decision of the neutral arbitrator shall be final, conclusive and binding on all interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The award of the neutral arbitrator may be entered in any court that has jurisdiction. The Executive and the Company shall each bear all their own costs (including the fees and disbursements of counsel) incurred in connection with any such arbitration and shall each pay one-half of the costs of any arbitrator appointed hereunder.

          Section 14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law principles thereof.

          Section 15. Entire Agreement. This Agreement and the Option Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

          Section 16. Amendments. This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto. The provisions of this
Section 16 may only be amended or otherwise modified by such a writing.

          Section  17.   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Executive has signed this Agreement, all as of the date first written above.


                                             LOGIMETRICS, INC.



                                             By:/s/Norman M. Phipps
                                                ________________________________
                                                Norman M. Phipps, President


                                                /s/ Kenneth C. Thompson
                                                ______________________________
                                                Kenneth C. Thompson